SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2006

THE UNION LIGHT, HEAT AND POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
2-7793	THE UNION LIGHT, HEAT AND POWER COMPANY (a Kentucky corporation) 139 East Fourth Street Cincinnati, Ohio 45052 (513) 421-9500	31-0473080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 7, 2006, The Union Light, Heat and Power Company entered into a Purchase Agreement  (the “Purchase Agreement”) pursuant to which the registrant agreed to issue and sell $50,000,000 aggregate principal amount of its 5.75% Debentures due 2016 (Series A), together with $65,000,000 aggregate principal amount of its 6.2% Debentures due 2036 (Series B), with each series to be issued pursuant to the provisions of the Indenture, dated as of December 1, 2004, between the registrant and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 7, 2006, between the registrant and the Trustee.  The registrant agreed to sell the principal amount of the Debentures to the Initial Purchasers (as such term is defined in the Purchase Agreement) at a price of 99.290% of their principal amount for Series A and a price of 98.559% of their principal amount for Series B.  The Purchase Agreement contains customary representations and warranties, indemnification provisions and closing conditions.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The closing of the issuance of the Debentures occurred on March 10, 2006.

Item 2.03.  Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1         Purchase Agreement in connection with The Union Light, Heat and Power Company’s issuance and sale of $50,000,000 aggregate principal amount of its 5.75% Debentures due 2016 and $65,000,000 aggregate principal amount of its 6.2% Debentures due 2036.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE UNION LIGHT, HEAT AND POWER COMPANY

Dated: March 16, 2006	By	/s/ MARC E. MANLY
Name: Marc E. Manly Title: Executive Vice President and Chief Legal Officer